Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report ofGlobal Ink Supply Co. (the “Company”) on Form 10-Q for the period ended February 28, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I,Ayukurt Farah, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 19, 2010

/s/Ayukurt Farah
Name:  Ayukurt Farah
Title: Chief Executive Officer and Chief Financial Officer
(Principal Executive and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global Ink Supply Co. and will be retained by Global Ink Supply Co. and furnished to the Securities and Exchange Commission or its staff upon request.